UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2024
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 7, 2024, the Federal Housing Finance Agency (Finance Agency) informed the Bank of its non-objection to the Board-approved Special Award to its Chief Operating Officer (COO) Gregory Ward under the Bank’s Supplemental Executive Retirement Plan (SERP) in the aggregate amount of $359,050 to be paid in 2025 and 2026. The Board granted the Special Award to Mr. Ward to assist in the retention of his services necessary for the transition to a new chief executive officer. Under Mr. Ward’s Special Award, and subject to certain vesting requirements, the amount of the Bank’s special contribution credits under the SERP will be as follows: $159,000 tranche 1 to be credited on April 1, 2025; $168,540 tranche 2A to be credited on April 1, 2026; and $31,510 tranche 2B to be credited on April 1, 2026. For additional information about the Bank’s SERP, see the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2024.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: June 6, 2024	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch Executive Vice President, Chief Legal Officer and Corporate Secretary